UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	October 26, 2005
Date of earliest event reported:	October 20, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

OfficeMax Incorporated (the “Company”) has a Director Stock Compensation Plan (the “Plan”) under which non-employee directors may elect to receive their cash compensation for service on the Company’s board in the form of discounted stock options.  As a result of negative tax consequences for discounted stock option programs arising under recently enacted Internal Revenue Code Section 409(a), on October 20, 2005, the Executive Compensation Committee of the board determined that the six directors who in December 2004, elected to receive discounted stock options under the Plan for their compensation in 2005 should be offered the opportunity to elect one of the two other compensation options that were originally offered to all directors at the end of 2004, (1) electing to participate in the 2005 Directors Deferred Compensation Plan or (2) electing to receive the compensation in cash.

Item 2.02.  Results of Operations and Financial Condition.

On October 26, 2005, the Company issued a Press Release announcing its earnings for the third quarter of 2005.  The earnings release is attached hereto as Exhibit 99.1.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 99.1	OfficeMax Incorporated News Release dated October 26, 2005, announcing its earnings for the third quarter of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2005

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General
Counsel

EXHIBIT INDEX

Number	Description
Exhibit 99.1	OfficeMax Incorporated News Release dated October 26, 2005, announcing its earnings for the third quarter of 2005